Exhibit 10.6

EXECUTION VERSION

GOVERNANCE ACKNOWLEDGEMENT

THIS GOVERNANCE ACKNOWLEDGEMENT (this “Acknowledgement”), effective as of September 25, 2007 (the “Closing Date”), is made by and between LVB Acquisition Holding, LLC, a Delaware limited liability company (“Holding”), its subsidiary, LVB Acquisition, Inc., a Delaware corporation (“Parent”), and the wholly owned subsidiary of Parent, and LVB Acquisition Merger Sub, Inc., an Indiana corporation (“Merger Sub”, and together with Parent, the “Companies”).

RECITALS

WHEREAS, Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., BCP V-S L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V-A L.P., Blackstone Participation Partnership V L.P., GS Capital Partners VI Fund, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI Parallel, L.P., KKR Biomet, LLC, TPG Partners IV, L.P., TPG Partners V, L.P., TPG FOF V-A, L.P. and TPG FOF V-B, L.P. (collectively, the “Sponsors”) entered into the Amended and Restated Limited Liability Company Operating Agreement of Holding (as may be amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”);

WHEREAS, the LLC Agreement includes provisions relating to the Companies, including, without limitation, preemptive rights, provisions regarding the issuance and transfer of shares in the Companies as well as certain provisions relating to the management and corporate governance of the Companies, including the Sponsors’ rights to approve various corporate actions (collectively, as the same may be amended from time to time in accordance with the terms of the LLC Agreement, the “Companies Provisions”);

WHEREAS, the Companies and Biomet, Inc., an Indiana corporation (“Biomet”), entered into an Agreement and Plan of Merger, dated as of December 18, 2006 (as amended and restated as of June 7, 2007, and as may be amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will Merge with and into Biomet, with Biomet as the surviving corporation (the “Merger”);

WHEREAS, pursuant to the Merger Agreement and by virtue of the Merger, Biomet will assume, by operation of law, all of the liabilities and obligations of Merger Sub, including all liabilities and obligations set forth in this Acknowledgement;

WHEREAS, in connection with the Merger, the Sponsors and certain of their affiliates will, on or after the Closing Date, enter into a Management Services Agreement and a Registration Rights Agreement with the Companies and/or Biomet;

NOW, THEREFORE, in consideration of the mutual covenants contained in the Merger Agreement, the Management Services Agreement, the Registration Rights Agreement and the transactions contemplated thereby and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ACKNOWLEDGEMENT

Section 1. LLC Agreement. Notwithstanding anything permitted pursuant to the constituent documents of the Companies, each Company (i) shall effectuate, and shall cause its respective subsidiaries to effectuate, the terms of the Companies Provisions as in effect from time to time and to the extent applicable to such Company and/or its respective subsidiaries and (ii) shall not take or commit to take, and shall not cause or permit any of its respective subsidiaries to take or commit to take, any action that would be inconsistent with the Companies Provisions as In effect from time to time.

Section 2. Notice. Holding hereby agrees that it will give prompt notice to each of the Companies (at the address specified in the Management Services Agreement) in the event of an amendment or any other alteration affecting any of the Companies Provisions of the LLC Agreement.

Section 3. Termination. This Acknowledgement shall terminate automatically and immediately upon the termination of the effectiveness of the last of the Companies Provisions to be in full force and effect, whether in the LLC Agreement or in any successor agreement contemplated thereby.

Section 4. Counterparts; Construction. This Acknowledgement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 5. Governing Law. This Acknowledgement shall be governed by and construed in accordance with the law of the State of Delaware applicable to contracts made and to be performed entirely within that state.

Section 6. Binding Effect; Benefit. This Acknowledgement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Each of the Sponsors is an intended third-party beneficiary of this Agreement.

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IN WITNESS WHEREOF, each party hereto has caused this Acknowledgement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

LVB ACQUISITION HOLDING, LLC

By:	/s/ Stephen Ko
	Name:	Stephen Ko
	Title:	Co-President

Governance Acknowledgement Agreement

LVB ACQUISITION, INC.

By:	/s/ Stephen Ko
Name:	Stephen Ko
Title:	Co-President

LVB ACQUISITION MERGER SUB, INC.

By:	/s/ Stephen Ko
Name:	Stephen Ko
Title:	Co-President

Governance Acknowledgement Agreement